1 FQ4 and FY15 Results FY16 Outlook

2 About This Presentation This presentation contains certain forward-looking statements that management believes to be reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control. You should read AmeriGas’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for a more extensive list of factors that could affect results. Among them are adverse weather conditions, cost volatility and availability of propane, increased customer conservation measures, the impact of pending and future legal proceedings, political, regulatory and economic conditions in the United States and in foreign countries, the timing and success of our acquisitions, commercial initiatives and investments to grow our business, and our ability to successfully integrate acquired businesses and achieve anticipated synergies. AmeriGas undertakes no obligation to release revisions to its forward- looking statements to reflect events or circumstances occurring after today.

3 Fiscal Year Recap Jerry Sheridan President & CEO, AmeriGas

4 Q4 and FY15 Adjusted EBITDA $48.2 $39.7 Q4 2014 Q4 2015  Weather in FY15 was 8.9% warmer than FY14  Weather in Q4 was 32% warmer than the prior year period driven by September weather that was 38% warmer than the prior year  FY15 Unit margins $0.08 higher y/y $664.7 $619.2 FY 2014 FY 2015

5 Growth Initiatives • National Accounts volume increased 14% in fiscal 2015 • Closed nine acquisitions • 3rd consecutive year acquisitions were funded by the proceeds of the sale of excess assets • Acquisition pipeline remains strong • AmeriGas Cylinder Exchange continued to grow • Continued focus on enhanced customer service FY 2016 Guidance: $660-690mm Adjusted EBITDA

6 Appendix

7  The enclosed supplemental information contains a reconciliation of earnings before interest expense, income taxes, depreciation and amortization ("EBITDA") and Adjusted EBITDA to Net Income.  EBITDA and Adjusted EBITDA are not measures of performance or financial condition under accounting principles generally accepted in the United States ("GAAP"). Management believes EBITDA and Adjusted EBITDA are meaningful non-GAAP financial measures used by investors to compare the Partnership's operating performance with that of other companies within the propane industry. The Partnership's definitions of EBITDA and Adjusted EBITDA may be different from those used by other companies.  EBITDA and Adjusted EBITDA should not be considered as alternatives to net income (loss) attributable to AmeriGas Partners, L.P. Management uses EBITDA to compare year-over-year profitability of the business without regard to capital structure as well as to compare the relative performance of the Partnership to that of other master limited partnerships without regard to their financing methods, capital structure, income taxes or historical cost basis. Management uses Adjusted EBITDA to exclude from AmeriGas Partners’ EBITDA gains and losses that competitors do not necessarily have to provide additional insight into the comparison of year-over-year profitability to that of other master limited partnerships. In view of the omission of interest, income taxes, depreciation and amortization from EBITDA and Adjusted EBITDA, management also assesses the profitability of the business by comparing net income attributable to AmeriGas Partners, L.P. for the relevant years. Management also uses EBITDA to assess the Partnership's profitability because its parent, UGI Corporation, uses the Partnership's EBITDA to assess the profitability of the Partnership, which is one of UGI Corporation’s business segments. UGI Corporation discloses the Partnership's EBITDA in its disclosures about its business segments as the profitability measure for its domestic propane segment. AmeriGas Supplemental Footnotes

8 2015 2014 2015 2014 EBITDA and Adjusted EBITDA: Net income (loss) attributable to AmeriGas Partners, L.P. (49,695)$ (47,347)$ 211,211$ 289,893$ Income tax expense 420 407 2,898 2,611 Interest expense 40,438 40,617 162,842 165,581 Depreciation 38,750 37,095 152,204 154,020 Amortization 10,611 10,784 42,676 43,195 EBITDA 40,524 41,556 571,831 655,300 (Subtract net gains) add net losses on commodity derivative instruments not associated with current-period transactions (837) 6,714 47,841 9,495 Noncontrolling interest in net gains (losses) on commodity derivative instruments not associated with current-period 9 (68) (483) (96) Adjusted EBITDA 39,696$ 48,202$ 619,189$ 664,699$ Three Months Ended Twelve Months Ended September 30, September 30, AmeriGas Adjusted EBITDA

9 Forecast Fiscal Year Ending September 30, 2016 Net income attributable to AmeriGas Partners, L.P. (estimate) (d) 317,000$ Interest expense (estimate) 166,000 Income tax expense (estimate) 3,000 Depreciation (estimate) 147,000 Amortization (estimate) 42,000 Adjusted EBITDA (e) 675,000$ (d) (e) Represents the midpoint of Adjusted EBITDA guidance range for fiscal 2016. Represents estimated net income attributable to AmeriGas Partners, L.P. after adjusting for gains and losses on commodity derivative instruments not associated with current-period transactions. It is impracticable to determine actual gains and losses on commodity derivative instruments not associated with current-period transactions that will be reported in GAAP net income as such gains and losses will depend upon future changes in commodity prices for propane which cannot be forecasted. AmeriGas Adjusted EBITDA Guidance

10 Investor Relations: Will Ruthrauff 610-456-6571 ruthrauffw@ugicorp.com